EXHIBIT 10.08
AMENDMENT TO
NON-QUALIFIED STOCK OPTION AGREEMENTS
     THIS AMENDMENT, made and entered into on May 23, 2005, by ALLIED WASTE INDUSTRIES, INC. (“Company”) and WARREN B. RUDMAN (“Optionee”).
R E C I T A L S:
     1. Optionee has been previously granted options to purchase an aggregate of 95,000 shares of the Company’s common stock (“Options”), under the terms of the Allied Waste Industries, Inc. 1994 Amended and Restated Non-Employee Directors Stock Option Plan (“Plan”);
     2. Optionee is fully vested in the Options, and none of the Options have been exercised;
     3. The Company has agreed to extend the exercise periods for certain of the Options; and
     4. The Company deems it appropriate to amend the Optionee’s Non-Qualified Stock Option Agreements (“Agreements”), to extend the relevant exercise periods.
     THEREFORE, the Company and Optionee hereby adopt this Amendment as follows:
     1. Notwithstanding anything to the contrary in the Agreements, the exercise periods for the Options listed on Schedule A, attached to this Amendment, are extended to the earlier of: (a) three years from the date Optionee’s last date of service on the Company’s Board of Directors, i.e., May 20, 2008, or (b) ten years from the Options’ Dates of Grant.
     2. The Effective Date of this Amendment shall be May 23, 2005.
     3. Except as amended, all of the terms and conditions of the Agreements shall remain in full force and effect.

ALLIED WASTE INDUSTRIES, INC.

By

Title

Warren B. Rudman

SCHEDULE A

		Original
Date of	Number of	Expiration
Grant	Options	Date
05/21/04	10,000	05/21/14
05/21/03	10,000	05/21/13
05/29/02	10,000	05/29/12
05/23/01	10,000	05/23/11
05/03/00	10,000	05/03/10
06/29/99	10,000	06/29/09
05/28/98	10,000	05/28/08
07/02/97	25,000	07/02/07